UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2026

METAL SKY STAR ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41344	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 River Street, 9th Floor, Hoboken, New Jersey	07030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-721-8789

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.001 par value, one redeemable warrant, and one right	MSSAU	The Nasdaq Stock Market LLC
Ordinary Shares, $0.001 par value	MSSA	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share	MSSAW	The Nasdaq Stock Market LLC
Rights to receive one-tenth (1/10th) of one Ordinary Share	MSSAR	The Nasdaq Stock Market LLC

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 30, 2025, Metal Sky Star held an Extraordinary General Meeting of its shareholders. At the Extraordinary General Meeting, the shareholders approved certain amendments to Metal Sky Star’s amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”) as described in further detail in Item 5.07 of this Current Report on Form 8-K. The proposed amendments to the Company’s Amended and Restated Memorandum and Articles of Association approved by the Company’s shareholders were to extend the date by which the Company has to consummate a business combination up to twelve (12) times from January 5, 2026 to January 5, 2027 (the “Extension Proposal”).

The Extension Proposal is described in more detail in Metal Sky Star’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on December 8, 2025 (the “Proxy Statement”). The final voting results for each of the proposals are indicated below. On December 30, 2025, following the approval of the proposals described above, the Company adopted the amendments to the Amended and Restated Memorandum and Articles of Association. The foregoing description is qualified in its entirety by reference to the amendments to the Amended and Restated Memorandum and Articles of Association, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Extraordinary General Meeting held on December 30, 2025, there were 3,214,886 ordinary shares of Metal Sky Star present in person or represented by proxy, representing 98.45% of the outstanding ordinary shares of Metal Sky Star as of December 3, 2025, the record date for the Extraordinary General Meeting, and constituting a quorum for the transaction of business. At the Extraordinary General Meeting, each of the proposals described below was approved by the Company’s shareholders of record. The final results for the votes regarding each proposal are set forth in the following tables. Each of the proposals is described in detail in the Company’s Proxy Statement.

Proposal 1 (Extension Proposal):

To amend the Amended and Restated Memorandum and Articles of Association to extend the date by which the Company has to consummate a business combination up to twelve (12) times (the “Extended Date”), each such extension for an additional one-month period (each an “Extension”), from January 5, 2026 to January 5, 2027, and waive the monthly extension fee, by amending the Amended and Restated Memorandum and Articles of Association to delete the existing Article 36.2 thereof and replacing it with the new Article 36.2 in the form set forth in Annex A of the accompanying Proxy Statement.

	For	Against	Abstain
Extension Proposal	3,209,008	5,878	0

Proposal 2 (Trust Amendment Proposal):

To amend the investment management trust agreement, dated March 30, 2022, as amended on October 31, 2023, November 12, 2024 and April 2, 2025, (the “Trust Agreement”), by and among the Company, Wilmington Trust, N.A., as trustee, and Vstock Transfer LLC, to reflect the Extension Proposal.

	For	Against	Abstain
Trust Amendment Proposal	3,209,008	5,878	0

Proposal 3 (Adjournment Proposal):

To direct, by an ordinary resolution, the chairman of the Extraordinary General Meeting to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Extraordinary General Meeting, there are not sufficient votes to approve any of the foregoing proposals.

	For	Against	Abstain
Adjournment Proposal	3,209,008	5,878	0

Because other proposals had received the requisite approval, this Proposal 3 was rendered moot and not voted at the Extraordinary General Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendments to the Amended and Restated Memorandum and Articles of Association

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf as of January 5, 2026 by the undersigned hereunto duly authorized.

METAL SKY STAR ACQUISITION CORPORATION

By:	/s/ Wenxi He
Wenxi He Chief Executive Officer and Director